EXHIBIT 10.1

Ventas Realty, Limited Partnership	10350 Ormsby Park Place
Suite 300
Louisville, KY 40223
T 502.357-9000
F 502.357-9029

March 1, 2013

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

680 South Fourth Street

Louisville, KY 40202-2612

Re:	Second Amended and Restated Master Lease Agreement No. 1, dated April 27, 2007 and by and among Ventas Realty, Limited Partnership, as lessor, and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., as tenant (as heretofore amended by that certain letter agreement dated May 23, 2012, and that certain letter agreement dated January 29, 2013 (the “January 2013 Letter Agreement”) or otherwise amended or modified, the “Master Lease”)

Dear Ladies and Gentlemen:

Reference is made to the Master Lease. Capitalized terms that are used herein and not otherwise defined shall have the same meanings herein as in the Master Lease. Contemporaneously herewith, (a) Bay View Rehabilitation Hospital LLC (“Bay View”) and Kindred Nursing Centers West, LLC (“KNCW”) are entering into that certain Interim Sublease (the “Sublease”) dated as of March 1, 2013 (the “Closing Date”) and Bay View, Meridian Management Services, LLC and KNCW are entering into that certain Interim Management Agreement dated as of the Closing Date (the “Management Agreement”), each relating to the property commonly known as Kindred Transitional Care and Rehabilitation – Bay View and located at 516 Willow Street, Alameda, California 94501 (the “Affected Facility”), and (b) Lessor is entering into an Owner Consent relating to each of the Sublease and the Management Agreement. Bay View, Lessor and certain other entities have heretofore entered into a master lease with respect to the Affected Facility and other property (the “New Lease”).

Pursuant to this letter and notwithstanding anything to the contrary in the Master Lease, Lessor and Tenant hereby agree as follows:

1.

With respect to the Affected Facility, Lessor and Tenant agree that (i) during the period from the Closing Date until either the termination of the Management Agreement, as it relates to operations under the “Kindred License” (as defined in

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the Management Agreement), pursuant to clause (ii) below or the occurrence of the Reinstatement Date (defined below) pursuant to clause (iii) below (either such period, the “Interim Period”), the Master Lease shall be held in abeyance, and not apply or be of any force or effect (and no rent, liability or obligations shall accrue thereunder), with respect to the Affected Facility, (ii) if the Management Agreement terminates, as it relates to operations under the Kindred License, because the Bay View License (as defined in the Management Agreement) has been obtained by Bay View prior to the earliest to occur of the applicable dates set forth in Section 1.3(a) of the Management Agreement (the “Outside Licensure Date”), the Master Lease shall terminate as it relates to the Affected Facility, effective as of the Closing Date, subject to the terms of the Master Lease that expressly survive the termination thereof, and (iii) if the Management Agreement terminates, as it relates to operations under the Kindred License, because the Bay View License is not obtained by Bay View prior to the Outside Licensure Date or for any other reason (other than Bay View’s obtaining of the Bay View License prior to the Outside Licensure Date), the Master Lease shall cease to be held in abeyance, and again apply (i.e., to effectuate the transfer or wind down of operations, as applicable), effective as of the Reinstatement Date (defined below), to the Affected Facility on the same terms set forth in the Master Lease, except as amended by this letter agreement.

2.	For the purposes hereof, the “Reinstatement Date” shall be the date on which Bay View fully vacates and surrenders possession of the Affected Facility and the New Lease is terminated as it relates to the Affected Facility. If the Bay View License is not obtained by Bay View prior to the Outside Licensure Date, Lessor agrees that it will terminate the New Lease, as it relates to the Affected Facility, on the Outside Licensure Date and use commercially reasonable efforts to cause Bay View to fully vacate and surrender possession of the Affected Facility to Tenant on the Outside Licensure Date.

3.	Notwithstanding anything contained herein, in the Master Lease, New Lease, Sublease or Management Agreement to the contrary:

(a) neither Tenant nor any of its affiliates shall have any liability to Lessor for any matters occurring with respect to the Affected Facility during the Interim Period, including, without limitation, (i) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Affected Facility or adjoining sidewalks, including, without limitation, any claims of malpractice, (ii) any use, misuse, non-use, condition, maintenance or repair by Bay View or anyone claiming under Bay View, including agents, contractors, invitees or visitors of the Affected Facility or the personal property thereon, (iii) any Impositions, (iv) any failure on the part of Bay View or anyone claiming under Bay View to perform or comply with any of the terms of the New Lease, (v) any failure by Bay View to observe, perform and comply with the terms of any Existing Ground Lease or

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other Permitted Encumbrance applicable to or binding upon Lessor or the Affected Facility or any breach of, default under or termination of any such Existing Ground Lease or other Permitted Encumbrance caused, whether by act or omission, by Bay View or its agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns (whether or not permitted hereunder), and (vi) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Affected Facility to be performed by the subtenant thereunder; and

(b) no event, condition or other state of facts arising (other than due to the gross negligence or willful misconduct of Tenant) during the Interim Period and relating to the Affected Facility shall give rise to a Facility Default or Event of Default under the Master Lease.

4.	If the Master Lease shall cease to be held in abeyance in accordance with Paragraph 1(iii) above, then effective as of the Reinstatement Date, the applicable provisions of Paragraph 2 of the January 2013 Letter Agreement shall be deemed amended, solely with respect to the Affected Facility, as set forth on Exhibit A hereto (with deletions in ~~strikethrough~~ and additions in underlining).

5.	Except as set forth herein, the Master Lease shall remain in full force and effect. In order to induce Lessor to enter into this letter, Tenant hereby represents and warrants to Lessor that Tenant’s entry into this letter does not require that any consent or approval first be obtained from any lender or other third party. In order to induce Tenant to enter into this letter, Lessor hereby represents and warrants to Tenant that Lessor’s entry into this letter does not require that any consent or approval first be obtained from any lender or other third party.

[SIGNATURE PAGES FOLLOW]

March 1, 2013

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

If you are in agreement with the foregoing matters, please execute and return to the undersigned the enclosed copy of this letter.

Very truly yours,

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ventas, Inc., a Delaware corporation,
its general partner

	By:	/s/ T. Richard Riney
T. Richard Riney,
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

AGREED AND ACCEPTED:

KINDRED HEALTHCARE, INC., a Delaware corporation

By:	/s/ Douglas L. Curnutte
Name:	Douglas L. Curnutte
Its:	Vice President - Facilities and Real Estate Development

KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation

By:	/s/ Douglas L. Curnutte
Name:	Douglas L. Curnutte
Its:	Vice President - Facilities and Real Estate Development

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Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

JOINDER

For the avoidance of doubt and although it is not required to do so, the undersigned, as the joint and several Lessor with Ventas Realty, Limited Partnership under the Master Lease (with respect to Facility 4619), hereby joins in this letter for the purpose of evidencing its consent thereto, joinder therein and agreement to be bound thereby.

VENTAS, INC., a Delaware corporation

By:	/s/ T. Richard Riney
T. Richard Riney, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

March 1, 2013

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Kindred Healthcare Operating, Inc.

Exhibit A

Deemed amendments to applicable provisions of Paragraph 2 of the January 2013 Letter Agreement (for the avoidance of doubt, such amendments shall not apply to the Transfer Notice previously delivered on December [    ], 2012, with respect to the Affected Facility).

(b) From time to time from and after the date of this letter, but in no event later than ~~June 15, 2013~~ the date that is eighteen weeks following the Reinstatement Date (the “Transfer Notice Deadline”), Lessor may notify Tenant of its election to require that the Affected Facility, as~~a Terminating Leased Property or Terminating Leased Properties~~ identified by Lessor in its notice (each, a “Transfer Notice”) be transferred and transitioned as provided in this letter;

(c) Each Transfer Notice shall specify the date (subject to extension as described below, the applicable “Transfer Date”) on which such transfer and transition is to occur with respect to the Affected Facility~~identified Terminating Leased Property(ies)~~, which Transfer Date shall be not less than forty-five (45) days after Tenant’s receipt of the applicable Transfer Notice (provided, however, that (i) if the Transfer Date specified by Lessor in its Transfer Notice is less than ninety (90) days after Tenant’s receipt of such Transfer Notice, then, if Tenant shall reasonably and in good faith determine (which determination shall be made as soon as practicable) that an extension of the specified Transfer Date is required due to the requirements of the Worker Adjustment and Retraining Notification Act, then, as soon as practicable, but in any event within fifteen (15) days of such determination by Tenant, Tenant shall so notify Lessor in writing, and the Transfer Date that was specified in Lessor’s Transfer Notice shall be extended to such later date set forth in such notice by Tenant by which the requirements of the Worker Adjustment and Retraining Notification Act shall be satisfied (which date shall not, in any event, be later than the ninetieth (90th) day after Tenant’s receipt of such Transfer Notice) and (ii) Lessor shall have the right, at its option by written notice (the “Extension Notice”) to Tenant from time to time after delivery of the applicable Transfer Notice, to extend the Transfer Date; provided that the Transfer Date specified by Lessor, exclusive of any extension pursuant to subsection (i) above, may not be extended by Lessor beyond ~~August 1, 2013~~ the date that is six months following the Reinstatement Date (the Transfer Date, as it may be extended by Lessor pursuant to subsection (ii) above or by Tenant pursuant to subsection (i) above (including, in the case of an extension by Tenant, beyond ~~August 1, 2013~~ the date that is six months following the Reinstatement Date) “Lessor’s Outside Closing Date”);

(d) The expiration date of the Term for the Affected Facility ~~Terminating Leased Property(ies)~~ shall be~~: (i) with respect to a Terminating Leased Property as to which the closing of a transfer, or the completion of a Facility Termination, has occurred with respect thereto, in accordance with the terms of the Master Leases and this letter, prior to April 30, 2013, the date of such closing or the date of completion of such Facility Termination, as applicable, and (ii) in all other cases, April 30, 2013~~ the Reinstatement Date (for the avoidance of doubt, notwithstanding the expiration of the Term of the Affected Facility ~~any Terminating Leased Property(ies),~~ ,Tenant shall continue to have the right as tenant to use and occupy such Affected Facility ~~Terminating Leased Property(ies)~~ in accordance with the Master Leases and this letter (i.e., to effectuate the transfer or wind down of operations, as applicable). ~~, and~~ No holdover tenancy shall be deemed to occur thereby, so long as Tenant vacates such Affected Facility ~~Terminating Leased Property(ies)~~ and redelivers possession thereof to Lessor, in accordance with the requirements of the Master Leases and this letter, on or prior to the expiration of the applicable Reimbursement Period, as further described below (and if Tenant fails to so vacate, a holdover tenancy would be deemed to commence only after the expiration of such Reimbursement Period);

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(e) Each of Lessor and Tenant shall comply with the provisions of Section 40.3 of the Master Leases, and any other applicable provisions of the Master Leases relating to transfer of operations, in connection with any such early transition and transfer of the Affected Facility ~~any Terminating Leased Property(ies) identified from time to time by Lessor~~ (and, in addition, prior to the applicable Transfer Date with respect to the Affected Facility ~~each Terminating Leased Property~~, Tenant and the applicable replacement operator identified by Lessor shall enter into an Operations Transfer Agreement that is usual and customary for facilities comparable to the Affected Facility ~~Terminating Leased Property(ies)~~ and otherwise in a form mutually and reasonably agreed upon by Tenant and such replacement operator);

(f) Unless Lessor otherwise notifies Tenant in writing that Tenant may commence a Facility Termination with respect to the Affected Facility ~~a Terminating Leased Property~~ (or Lessor is deemed to have delivered such notice pursuant to subsection (g) below) (such notice or deemed notice, a “Facility Termination Notice”), Tenant shall continue to operate the Affected Facility ~~such Terminating Leased Property~~ until the earlier to occur of the following dates: (i) if Lessor delivers a Transfer Notice and the applicable closing occurs, the closing date of such transfer, and (ii) if Lessor delivers a Transfer Notice by the Transfer Notice Deadline but fails, on or after the Transfer Notice Deadline, to close such transfer on or before the applicable Lessor’s Outside Closing Date, such Lessor’s Outside Closing Date. Commencing on May 1, 2013, Lessor shall have obligations relating to reimbursement of operating deficits (the “Reimbursement Obligation”) or, if Tenant elects to forego its rights to reimbursement of operating deficits, Lessor shall be obligated to allow Tenant to pay reduced Base Rent (the “Reduced Base Rent Obligation”) with respect to the Affected Facility ~~such Terminating Leased Property~~ as provided in Section 40.3 (and the parties hereby agree that Tenant may make such an election with respect to the Affected Facility ~~a Terminating Leased Property~~ by written notice to Lessor delivered at any time within fifteen (15) days following the termination of the ~~applicable~~ Master Lease with respect to the Affected Facility ~~such Terminating Leased Property~~), as if Lessor had procured a “Qualified Successor” and issued a timely Section 40.3 Notice with respect thereto (it being agreed that, if Lessor has issued a Transfer Notice with respect to the Affected Facility ~~a particular Terminating Leased Property~~ but, as of the Transfer Date specified therein (as such Transfer Date may be extended as provided in subsection (c) above), Lessor is not prepared to complete a transfer and transition of the Affected Facility ~~such Terminating Leased Property~~ to a replacement operator, from and after such Transfer Date, Lessor and Tenant shall continue to have the post expiration and other obligations referenced in Section 40.3 of the ~~applicable~~ Master Lease, as amended by this subsection (f) and the other provisions of this letter, relating to the Affected Facility ~~such Terminating Leased Property~~, including, as and when applicable with respect to the Affected Facility ~~such Terminating Leased Property~~, the right of Tenant to commence a Facility Termination upon receipt of a Facility Termination Notice or as the result of a deemed Facility Termination Notice as described in subsection (g) below, and Lessor shall comply with the Reimbursement Obligation or Reduced Base Rent Obligation, as applicable;

(g) If, with respect to the Affected Facility ~~a particular Terminating Leased Property~~, (i) Lessor has not delivered a Transfer Notice on or prior to the Transfer Notice Deadline, (ii) Lessor has not delivered a Facility Termination Notice on or prior to ~~August 1, 2013~~ the date that is six months following the Reinstatement Date (except that this subsection (ii), and subsection (iii) below, shall not apply to the Affected Facility if ~~a Terminating Leased Property as to which~~ Lessor has delivered a Transfer Notice but the closing has not occurred on or prior to ~~August 1, 2013~~ the date that is six months following the Reinstatement Date due to an extension of the Transfer Date by Tenant beyond ~~August 1, 2013~~ the date that is six months following the Reinstatement Date pursuant to subsection (c)(i) above), (iii) subject to subsection (ii) above, Lessor has delivered a Transfer Notice but the closing has not occurred with respect thereto on or prior to ~~August 1, 2013~~ the date that is six months following the Reinstatement Date or (iv) subsection (iii) above is applicable and the closing with respect thereto does not occur on the extended Transfer Date, then Lessor shall be deemed to have irrevocably delivered a Facility Termination

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Notice as of (x) the day after the Transfer Notice Deadline (if subsection (i) above is applicable), (y) ~~August 1, 2013~~ the date that is six months following the Reinstatement Date (if subsection (ii) or (iii) above is applicable) or (z) the day after the extended Transfer Date referenced in subsection (iv) above (if subsection (iv) above is applicable), and Tenant shall thereafter have the right to commence a Facility Termination. Provided that Tenant diligently proceeds toward the completion of a Facility Termination (whether pursuant to a Facility Termination Notice issued by Lessor or a deemed Facility Termination Notice), Tenant shall have such period of time to complete such Facility Termination as Tenant reasonably, in good faith and with due diligence requires to complete such Facility Termination (and the Reimbursement Period shall continue during such period), and Tenant shall not be a holdover tenant as long as it is proceeding in such manner to complete such Facility Termination; and

(h) In the case of the Affected Facility ~~each Terminating Leased Property~~, the Reimbursement Period, if any, that is applicable thereto shall commence on May 1, 2013, and, instead of ending on the earliest of the dates referenced in subsections (i), (ii) and (iii) of Section 40.3 of ~~each~~ the Master Lease, shall end on the earliest to occur of: (X) the date that the closing occurs under an Operations Transfer Agreement between Tenant and a replacement operator identified by Lessor with respect to the Affected Facility ~~such Terminating Leased Property~~; and (Y) the date that Tenant completes a Facility Termination (or reasonably should have completed such Facility Termination acting reasonably, in good faith and with due diligence) with respect to the Affected Facility ~~such Terminating Leased Property~~ in accordance with the ~~applicable~~ Master Lease (as amended by this letter); provided, however, that, if subsection (Y) is applicable, the Reimbursement Obligation, if applicable to the Affected Facility ~~such Terminating Leased Property~~, shall terminate ninety (90) days after the date of delivery or deemed delivery of the Facility Termination Notice relative to the Affected Facility ~~such Terminating Leased Property~~ and thereafter Base Rent allocable to the Affected Facility ~~such Terminating Leased Property~~ shall be reduced to zero, and Tenant, not Lessor, shall be responsible for any operating deficits with respect to the Affected Facility ~~such Terminating Leased Property~~, until the end of the applicable Reimbursement Period.